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                                                                    Exhibit 4.13

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                             AMERIGAS PARTNERS, L.P.

                             AP EAGLE FINANCE CORP.

                           --------------------------

                             SUPPLEMENTAL INDENTURE

                                Dated May 3, 2002

                                       To

                                    INDENTURE

                              Dated August 21, 2001

                          8 7/8% Senior Notes due 2011

                           --------------------------

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Trustee

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                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated May 3, 2002, among AMERIGAS PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and AP EAGLE FINANCE CORP., a Delaware corporation and wholly owned finance subsidiary of the Partnership (the "Finance Corp." and together with the Partnership, the "Issuers"), and WACHOVIA BANK, NATIONAL ASSOCIATION, successor to FIRST UNION NATIONAL BANK, as trustee under the Indenture (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Issuers and the Trustee, as trustee, are parties to an Indenture dated August 21, 2001 (the "Indenture") providing for the issuance of $200 million of Series A and Series B 8 7/8% Senior Notes and, pursuant to
Section 2.2 of the Indenture, subject to compliance with Section 4.8 and the other terms of the Indenture, an unlimited amount of Additional Notes;

         WHEREAS, $15,000 principal amount of Series A 8 7/8% Senior Notes (the "Series A Notes") and $199,985,000 principal amount of Series B 8 7/8% Senior Notes (the "Series B Notes" and together with the Series A Notes, the "Outstanding Notes") are currently outstanding under the Indenture;

         WHEREAS, Section 4.8 of the Indenture provides that the Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create,


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incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of any Indebtedness unless at the time of such incurrence, and after giving pro forma effect to the receipt and application of the proceeds of such Indebtedness, the Consolidated Fixed Charge Ratio of the Partnership is greater than 2.00 to 1;

         WHEREAS, no other provision of the Indenture restricts the issuance of Additional Notes;

         WHEREAS, the Issuers wish to issue Additional Notes in the amount of $40,000,000 (the "New Notes");

         WHEREAS, the Issuers intend that the New Notes have the same rights, terms, conditions and CUSIP number as the Series B Notes;

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of the Outstanding Notes;

         WHEREAS, the Issuers, by action duly taken, have authorized the execution of this Supplemental Indenture and the issuance of the New Notes; and

         WHEREAS, all actions necessary to make the New Notes (when executed by the Issuers and completed, authenticated, and delivered by the Trustee as required by the Indenture) the valid and binding obligations of the Issuers and to constitute these presents a valid and binding Supplemental Indenture according to its terms have been duly taken.


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         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the New Notes as follows:

         1.       Definitions.

                  (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Issue of New Notes. The New Notes shall be hereby executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture. The aggregate principal amount of the New Notes created hereby which may be authenticated and delivered under this Supplemental Indenture shall be limited to $40,000,000, however, an unlimited amount of Additional Notes may be issued as provided in Section 2.2 of the Indenture.

         3. Representation. The Partnership hereby represents that its Consolidated


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Fixed Charge Coverage Ratio is, and after giving pro forma effect to the receipt and application of the proceeds of the New Notes will be, greater than 2.00 to 1.

         4. Form of New Notes; Incorporation of Terms. The New Notes and the Trustee's certificate of authentication thereto shall be substantially in the form of Exhibit A to the Indenture, the terms of which are hereby incorporated in and made a part of this Supplemental Indenture.

         5. Supplemental Indenture Part of Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, shall form a part of the Indenture for all purposes and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         7. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any provision of the Trust Indenture Act of 1939, as amended, such required provision shall control.

         8. Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.


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         9. Successors and Assigns. All covenants and agreements in this
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         10. Separability Clause. In case any provision in this Supplemental Indenture or in the New Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         12. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                            [Signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                    AmeriGas Partners, L.P., by AmeriGas
                                    Propane, Inc., as General Partner

                                    By:/s/ Robert H. Knauss
                                       -----------------------------------------
                                         Name:  Robert H. Knauss
                                         Title:  Vice President - Law


                                    AP Eagle Finance Corp.

                                    By:/s/ Robert H. Knauss
                                       -----------------------------------------
                                       Name:  Robert H. Knauss
                                       Title:  Vice President - Law


                                    Wachovia Bank, National Association
                                         as Trustee

                                    By:/s/ Alan G. Finn
                                       -----------------------------------------
                                         Name:  Alan G. Finn
                                         Title:  Vice President


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